Red Mountain Resources, Inc. 10-Q

Exhibit 10.2

AMENDMENT AND CONSENT

BY AND AMONG

INDEPENDENT BANK,
as Lender

AND

RED MOUNTAIN RESOURCES, INC.

CROSS BORDER RESOURCES, INC.

BLACK ROCK CAPITAL, INC.

RMR OPERATING, LLC,

as Borrowers

Effective
July 19, 2013

AMENDMENT AND CONSENT

This AMENDMENT AND CONSENT (this “Agreement”) is made and entered into effective the 19th day of July, 2013 (the “Effective Date”), by and among INDEPENDENT BANK, a Texas banking corporation, as lender under the Senior First Lien Secured Credit Agreement (the “Lender”), and RED MOUNTAIN RESOURCES, INC., a Florida corporation (“Red Mountain”), CROSS BORDER RESOURCES, INC., a Nevada corporation, BLACK ROCK CAPITAL, INC., an Arkansas corporation, and RMR OPERATING, LLC, a Texas limited liability company (collectively, the “Borrowers”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the Lender are parties to that certain Senior First Lien Secured Credit Agreement, dated February 5, 2013, among the Borrowers and the Lender (the “Loan Agreement”); and

WHEREAS, the Borrowers are engaged in an offering (the “Offering”) of units consisting of (i) one share of Red Mountain’s 10% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Shares”), and (ii) one warrant to purchase up to 25 shares of Red Mountain’s common stock (the “Warrants”); and

WHEREAS, the Borrowers have requested that the Lender amend the provisions of the Loan Agreement to permit the Offering, and the Lender has agreed to do so as provided in this Agreement; and

WHEREAS, the Borrowers have requested that the Lender consent to the repayment or cancellation of the following notes in connection with the Offering and subject to the terms of this Agreement, the Lender has agreed to so consent: (i) an unsecured subordinated promissory note in the principal amount of $500,000 payable to Hyman Belzberg, William Belzberg and Caddo Management, Inc. (the “Belzberg Note”), which accrues interest at 12% per annum and matures on July 31, 2013; (ii) a convertible promissory note in the principal amount of $1.0 million payable to Hohenplan Privatstiftung (the “HP Note 1”), which accrues interest at 10% per annum and matures on July 30, 2013; (iii) a convertible promissory note in an aggregate principal amount of $1.0 million payable to Hohenplan Privatstiftung (the “HP Note 2”), which accrues interest at 10% per annum and matures on November 25, 2013; (iv) a convertible promissory note in an aggregate principal amount of $1.5 million payable to Personalversorge der Autogrill Schweiz AG (the “PASAG Note”), which accrues interest at 10% per annum and matures on November 25, 2013 and (v) a convertible promissory note in an aggregate principal amount of $250,000 payable to SST Advisors, Inc. (the “SST Note”), which accrues interest at 10% per annum and matures on November 25, 2013;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

Article I
DEFINITIONS AND INTERPRETATION

1.1           Terms Defined Above. As used in this Agreement, each of the terms “Agreement,” “Borrowers,” “Lender,” “Loan Agreement,” “Offering,” “Shares,” “Warrants,” “Belzberg Note,” “HP Note 1,” “HP Note 2,” “PASAG Note,” and “SST Note” shall have the meaning assigned to such term hereinabove.

1.2           Terms Defined in Agreement. Each term defined in the Loan Agreement and used herein without definition shall have the meaning assigned to such term in the Loan Agreement, unless expressly provided to the contrary.

1.3           References. References in this Agreement to Schedule, Exhibit, Article, or Section numbers shall be to Schedules, Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Agreement in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Agreement to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Agreement to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Agreement to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. References in this Agreement to Persons include their respective successors and permitted assigns.

1.4           Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5           Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

Article II
Consent

2.1           Agreement. Notwithstanding any provision of the Loan Agreement to the contrary, the Lender consents to the repayment or cancellation of each of the Belzberg Note, the HP Note 1, the HP Note 2, the PASAG Note and the SST Note in connection with the Offering.

2.2           Limitation on Agreement. Except for the consent set forth above in this Article II, nothing contained herein shall otherwise be deemed a consent to any violation of, or a waiver of compliance with, any term, provision or condition set forth in any of the Loan Documents or a consent to or waiver of any other or future violations, breaches, Defaults or Events of Default.

Article III

 AMENDMENTS

3.1 Amendments. The Lender and the Borrowers hereby agree to amend the following provisions of the Loan Agreement:

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(a) Section 1.01 of the Loan Agreement is amended to add the following definitions:

“‘Red Mountain Articles of Incorporation’ means Articles of Incorporation of Red Mountain Resources, Inc. (formerly known as Teaching Time, Inc.) dated January 15, 2010 and filed with the Secretary of State of Florida on January 19, 2010, as amended by (a) Articles of Amendment to Articles of Incorporation dated February 11, 2011, and filed with the Secretary of State of Florida on March 1, 2011, and (b) Articles of Correction filed with the Secretary of State of Florida on March 14, 2011.”

“‘Series A Articles of Amendment’ means Articles of Amendment to Red Mountain Articles of Incorporation dated July 19, 2013, and filed with the Secretary of State of Florida pursuant to which the preferences, limitations and relative rights of the Series A Preferred Stock are established.”

“‘Series A Preferred Stock Dividend’ means quarterly cash dividends payable on the Series A Preferred Stock.”

“‘Series A Preferred Stock’ means the 10% Series A Cumulative Redeemable Preferred Stock of Red Mountain.”

“‘Series A Warrants’ means the warrants to acquire common stock of Red Mountain issued with the Series A Preferred Stock.”

(b) Section 1.01 of the Loan Agreement is amended to add the following sentence at the end of the definition of “Debt”:

“Notwithstanding the classification of the Series A Preferred Stock on the balance sheet of Red Mountain, the Series A Preferred Stock shall not be deemed to be “Debt” hereunder.”

(c) Section 1.01 of the Loan Agreement is amended to add the following sentence at the end of the definition of “Interest Expense”:

  “Notwithstanding the foregoing, Series A Preferred Stock Dividends shall not be included in Interest Expense.”

(d) Section 1.01 of the Loan Agreement is amended to add the following sentence at the end of the definition of “Restricted Payment”:

“Neither the issuance of the Series A Warrants nor the exercise of the Series A Warrants (including the payment of cash in lieu of issuing fractional shares of common stock of Red Mountain) shall be deemed to be Restricted Payments for purposes of Section 6.06.”

(e) Section 5.06 of the Loan Agreement is amended to add a subsection (s) thereto which shall read as follows:

“(s) Series A Preferred Stock Dividend, Etc. Promptly, written notice of (i) Red Mountain’s failure to pay any Series A Preferred Stock Dividend to the holders of the Series A Preferred Stock, when due in accordance with the Series A Articles of Amendment, (ii) the occurrence of a Financial Covenant Default (as defined in the Series A Articles of Amendment), and (iii) the occurrence of a Listing Default (as defined in Series A Articles of Amendment).”

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(f) Section 6.06 of the Loan Agreement is amended to add the following sentence at the end of the section:

“Notwithstanding the foregoing, Red Mountain shall be entitled to pay Series A Preferred Stock Dividends if (i) no Default exists and (ii) no Default would arise from the payment of the Series A Preferred Stock Dividend.”

(g) Section 6.20 of the Loan Agreement is amended to replace the phrase “consolidated EBITDAX of the Borrowers and their Subsidiaries” with the following:

  “consolidated EBITDAX of the Borrowers and their Subsidiaries less the sum of (i) Series A Preferred Stock Dividends paid to the holders of the Series A Preferred Stock plus (ii) the amount of accrued and unpaid Series A Preferred Stock Dividends payable to the holders of the Series A Preferred Stock for the four-fiscal quarter period then ended”.

Article IV
RATIFICATION AND ACKNOWLEDGMENT

4.1              Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers agree that the Loan Agreement, as amended hereby, and the other Loan Documents continue to be legal, valid, binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms.

4.2              Renewal and Extension of Security Interests and Liens. Borrowers hereby renew and affirm the liens and security interests created and granted in the Loan Documents. Borrowers agree that this Agreement shall in no manner affect or impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Agreement being to modify the Loan Agreement as herein provided, and to carry forward all liens and security interests securing same, which are acknowledged by Borrowers to be valid and subsisting.

Article V
Conditions Precedent

5.1           Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

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(a)                Lender shall have received the following documents, each in form and substance satisfactory to Lender:

(i)                 this Agreement, duly executed by Borrowers;

(ii)               a copy of the Series A Articles of Amendment amending the Red Mountain Articles of Incorporation in the form to be duly filed with the Secretary of State of Florida;

(iii)             Resolutions of the Board of Directors (or other governing body) of each Borrower certified by the Secretary or an Assistant Secretary (or other custodian of records of each Borrower) which authorize the execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to be executed in connection herewith;

(iv)             Resolutions of the Board of Directors of Red Mountain certified by the Secretary of Red Mountain authorizing the amendment to the Red Mountain Articles of Incorporation as set forth in the Series A Articles of Amendment;

(b)               The representations and warranties contained in the Loan Agreement, as amended hereby, and in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof, except to the extent such representation and warranties relate to an earlier date;

(c)                No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Lender;

(d)               Lender shall have received, in good and immediately available funds, a fee in the amount of $7,500.00; and

(e)                All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Lender and its legal counsel.

Article VI
MISCELLANEOUS

6.1           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement.

6.2           Rights of Third Parties. Except as provided in Section 4.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

6.3           Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Agreement by each necessary party hereto and shall constitute one instrument.

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6.4           Integration. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Agreement.

6.5           Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

6.6           Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of such laws relating to conflict of laws.

6.7           RELEASE. BORROWERS ACKNOWLEDGE THAT THEY HAVE NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THEIR LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDER. BORROWERS VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE THE LENDER, ITS PREDECESSORS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWERS MAY NOW OR HEREAFTER HAVE AGAINST THE LENDER, ITS PREDECESSORS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

6.8           Effect of Agreement. This Agreement shall terminate and no longer be in force and effect if the Offering is not consummated and funded by September 30, 2013.

(Signatures appear on following pages)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

LENDER

INDEPENDENT BANK, a Texas banking corporation

By:	/s/ John Davis
John Davis
Executive Vice President

BORROWER

RED MOUNTAIN RESOURCES, INC.
a Florida corporation

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
President & Chief Executive Officer

CROSS BORDER RESOURCES, INC.
a Nevada corporation

By:	/s/ Kenneth Lamb
Kenneth Lamb
Chief Accounting Officer

BLACK ROCK CAPITAL, INC.
a Arkansas corporation

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
President

RMR OPERATING, LLC,
a Texas limited liability company

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
President

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